Exhibit 10.1
Notice of Restricted Stock Award

Optionee: «Participant_First_Name» «Participant_Last_Name»	Restricted Stock Number: «RSA_Number»
Plan: 2022 Omnibus Incentive Plan Amended and Restated Effective February 21, 2025

Notice is hereby given of the following award (the “Restricted Stock Award”) of Common Stock of The Ensign Group, Inc. (the “Corporation”):

Grant Date: «Grant_Date»	Number of Restricted Stock Shares: ***«RSA_Award»***
Type of Award: Restricted Stock Award

V E S T I N G
Vesting Schedule: 20% annually, with the first block vesting on the first (1st) anniversary of the Grant Date.

Except as otherwise provided in the Restricted Stock Agreement, the Restricted Stock may be vested in the Grantee in accordance with the following schedule:

On or after each of the following dates	Number of Restricted Stock Shares vested
«Vesting_Y1»	«RSA_Y1»
«Vesting_Y2»	«RSA_Y2»
«Vesting_Y3»	«RSA_Y3»
«Vesting_Y4»	«RSA_Y4»
«Vesting_Y5»	«RSA_Y5»

By accepting this Restricted Stock Award, Grantee acknowledges and agrees that the Restricted Stock Shares granted herein are subject to and in accordance with the terms of (i) the enclosed RESTRICTED STOCK AWARD TERMS AND CONDITIONS (together with this Notice of Restricted Stock Award, the “Restricted Stock Agreement”), and (ii) THE ENSIGN GROUP, INC. 2022 OMNIBUS INCENTIVE PLAN AMENDED AND RESTATED EFFECTIVE FEBRUARY 21, 2025 (the “Plan”), both of which are incorporated herein by this reference. All capitalized terms in this Notice of Restricted Stock Award shall have the meaning assigned to them in the Restricted Stock Agreement of the Plan.

EXECUTIVED AND DELIVERED as of the Grant Date set forth above.

    THE ENSIGN GROUP, INC.
    a Delaware corporation

    By: Chad A Keetch
    Chief Investment Officer, EVP and Secretary

THE ENSIGN GROUP, INC. RESTRICTED STOCK AWARD TERMS AND CONDITIONS

These RESTRICTED STOCK AWARD TERMS AND CONDITIONS are an integral part of the foregoing Notice Restricted Stock Award (the “Notice,” and together with these Terms and Conditions, the “Restricted Stock Agreement” or this “Agreement”) made by The Ensign Group, Inc., a Delaware corporation (the “Company”) to the individual “Grantee” named therein. All capitalized terms used herein but not defined in this Restricted Stock Agreement shall have the meanings given to them in The Ensign Group, Inc. 2022 Omnibus Incentive Plan Amended and Restated February 21, 2025 (the “Plan”), the terms and conditions of which are incorporated herein by this reference.

1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) "Cause" shall mean, with respect to a Grantee, the occurrence of any of the following: (i) Grantee’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Grantee’s continuing intentional or habitual failure to perform stated duties, (iii) Grantee’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Grantee’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Grantee that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Grantees who are Directors or officers or persons subject to Section 16 of the Exchange Act, the Board, each of whose determination shall be final, conclusive and binding. A Grantee’s Service shall be deemed to have terminated for Cause if, after the Grantee’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Grantee. However, if the term or concept has been defined in an employment agreement between the Company and Grantee, then Cause shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss Grantee or other person providing Service to the Company (or any Affiliate) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for termination for Cause.

"Disability" shall mean Grantee’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his or her duties and obligations as an employee of the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

"Vested Shares" shall mean (i) all Shares issued pursuant to this Agreement that are vested pursuant to Section 3 hereof and (ii) all Shares issued with respect to the Common Stock referred to in clause
(i)above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Shares. Vested Shares shall continue to be Vested Shares in the hands of any holder other than Grantee (except for the Company and purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Vested Shares hereunder.

2.Issuance of Stock. In partial consideration for Grantee’s services to the Company, Grantee has been issued the number of Shares as set forth in the Notice (the “Restricted Stock”).

3.Vesting.

(a)Normal Vesting. Except as set forth in this Restricted Stock Agreement, the Restricted Stock shall vest in accordance with the schedule set forth in the Notice and shall become fully vested on the fifth anniversary of the date hereof (the “Vesting Date”). The Corporation shall deliver a certificate(s) (or other evidence of ownership, such as book entry) for the Vested Shares to Grantee as soon as practical after each Vesting Date pursuant to the Section 4(d) hereof.

(b)If Grantee’s employment with the Company terminates for any reason prior to the Vesting Date (except as provided in Section 3(c)) all unvested Restricted Stock shall be forfeited and automatically transferred to the Company without consideration on the date of Grantee’s employment termination and Grantee shall have no further rights with respect to the Restricted Stock. For purposes of this Agreement, employment with a Subsidiary of the Corporation shall be considered employment with the Corporation.

(c)Effect on Vesting in Case of Employment Termination. Notwithstanding Section 3(b) above, the following special vesting rules shall apply if Grantee’s employment with the Company terminates prior to the Vesting Date:

(i)Death or Disability. If Grantee dies or becomes subject to any Disability prior to the Vesting Date, his or her Restricted Stock shall vest on a pro rata basis according to the number of days elapsed since the date hereof and the date of his or her death or Disability. Any portion of Grantee’s Restricted Stock that was not vested on the date of Grantee’s death or Disability pursuant to this Section 3(b)(i) shall be forfeited to the Company.

(ii)Termination by the Company Without Cause. If Grantee is terminated by the Company without Cause prior to the Vesting Date, his or her Restricted Stock shall vest in accordance with the schedule set forth in the Notice. Any portion of Grantee’s Restricted Stock that was not vested on the date of such termination without cause pursuant to this Section 3(b)(ii) shall be forfeited to the Company.

4.Restrictions on Transfer.

(a)Non-Transferability. Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Grantee (or any beneficiary(ies) of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution. Any such Restricted Stock, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged or encumbered in any way by the Grantee (or any beneficiary(ies) of the Grantee) and shall not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

(b)Securities Laws Restrictions on Transfer of Vested Shares. Grantee understands and hereby acknowledges that, in addition to transfer restrictions in this Agreement, federal and state securities laws govern and restrict Grantee’s right to offer, sell or otherwise dispose of any Vested Shares unless such offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Grantee agrees that he or she shall not offer, sell or otherwise dispose of any Vested Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. Grantee further understands that the certificates for any Vested Shares shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. Grantee may not sell, transfer or dispose of any Vested Shares (except pursuant to an effective registration statement under the Securities Act) without first obtaining from the Company an opinion of the Company’s counsel that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer. If requested, Grantee agrees to provide the Company with written assurances, in form and substance satisfactory to the Company, that (1) the proposed disposition does not require registration of the Shares under the Securities Act or (2) all appropriate action necessary for compliance with the registration requirements of the Securities Act or any exemption from registration available under the

Securities Act (including Rule 144) has been taken. When shares of Restricted Stock awarded by this Agreement become

Vested Shares and after the conditions of this section 4(d) have been satisfied, the Grantee shall be entitled to receive unrestricted Shares and if the Grantee’s stock is certificated and contain legends restricting the transfer of such Shares, the Grantee shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws). In connection with the delivery of the unrestricted Shares pursuant to this Agreement, the Grantee agrees to execute any documents reasonably requested by the Company.

(c)Restrictive Legend. The certificates representing the Restricted Stock, if any, shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON     , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND FORFEITURE PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND     DATED AS OF     , _, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

(d)Restrictions on Transfer after Vesting. The transfer or sale of Vested Shares in accordance with this Section 4 of this Agreement shall be subject to the Company Policy Regarding Insider Trading, as amended from time to time, including any preclearance procedures or black-out periods that specifically apply to Grantee.

5.Conformity with Plan. The Restricted Stock is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

6.Rights of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Grantee’s employment at any time (with or without Cause), nor confer upon Grantee any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation, and in the event of Grantee’s termination of employment (including, but not limited to, termination by the Company without Cause), any portion of Grantee’s Restricted Stock that was not previously vested shall be forfeited, except as otherwise provided herein. Nothing in this Agreement shall confer upon Grantee any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of shares of Restricted Stock upon the occurrence of subsequent events except as provided in Section 8 below.

7.Withholding of Taxes.

(a) The Grantee shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check or direct a broker to sell a sufficient number of shares from the Grantee’s brokerage account and deliver the proceeds to the Company, in either case in the amount necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of the vesting of any Restricted Stock or as a result of disposition of Vested Shares) beyond any amount deposited before delivery of the certificates, the Grantee shall pay such amount to the Company, in cash or by check, on demand. The Company shall be entitled, if necessary or desirable, to withhold from Grantee any amounts due and payable by the Company, including wages, to Grantee (or secure payment from Grantee in lieu of withholding), the amount of any withholding or other tax due from the

Company with respect to any Restricted Stock issuable under this Agreement, and the Company may defer such issuance unless indemnified by Grantee to its satisfaction. Grantee acknowledges that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee further understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price, if any, for the Shares and the fair market value of the Shares as of the date the forfeiture provisions in Section 3 lapse. Grantee understands that the he or she may elect to be taxed at the time the Restricted Stock is issued rather than when and as the forfeiture provisions lapse expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of hereof. THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A AND GRANTEE (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON GRANTEE’S BEHALF.

8.Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Shares, the Board or the Committee shall make such adjustments in the number and type of shares of Grantee’s Restricted Stock as the Board or Committee reasonably determine to be appropriate, provided that any such adjustments shall not adversely affect the Grantee.

9.Rights as a Shareholder. Except as otherwise provided in this Agreement and the Plan, Grantee shall have all of the rights of a shareholder of the Company with respect to the Shares of Restricted Stock, including the right to vote such shares and the right to receive dividends. There is no guarantee by the Company that dividends will be paid. All dividends and other distributions paid with respect to Restricted Stock, including with respect to unvested Restricted Stock and whether paid in cash, Shares, or other property, shall be paid by the Company on the same date that dividend payments are made with respect to all of the Company’s outstanding Shares.

10.Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

11.Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Grantee and the Company.

12.Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

13.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

15.Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

16.Governing Law. The corporate law of the state of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the state of Delaware.

17.Entire Agreement. This Agreement and the Plan constitute the entire understanding between Grantee and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by Grantee of Common Stock of the Company. If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

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